Exhibit 99.2

E-Waste Systems, Inc.
101 First Street #493
Los Altos, CA USA 94022

MASTER LICENSE AGREEMENT

This agreement is between E-Waste Systems, Inc., 101 First Street #493, Los Altos, CA USA 94022, OTCQB:  EWSI ("EWSI") and Tanke Inc, 9630 Clayton St. St Louis, MO, USA("TNKE").

RECITALS

WHEREAS, EWSI is in the business of providing waste recycling and end of life services and products including electronics and their componentry such as plastics, precious metals, ferrous and non-ferrous metal, glass, and selected biotech materials; and

WHEREAS, TNKE is in the business of providing environmental services and products and wishes to include the types of services and products provided by EWSI and is well experienced in doing business in Asia; and

WHEREAS, TNKE and EWSI wish to enter into a relationship that will promote the products, services, and brand name of EWSI in the Asian marketplace in exchange for certain fees and investments.  In specific, TNKE will invest and purchase a master license under the terms and conditions of this agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, the Parties agree as follows:

1.	Licensed Territory:
The Licensed territory means the People's Republic of China, and its territorial waters.

2.	License:
In exchange for paying license fees under this Agreement, EWSI grants to TNKE a nonexclusive license (“EWSI License”) to use EWSI’s brand name, logo, intellectual property and certain business process knowledge it possesses under this Agreement which together constitutes the "EWSI Brand”, for an initial two year period (“License Period”).  EWSI represents and warrants that it owns all EWSI Brand provided under this Agreement.  The EWSI Brand is licensed only for use in the Licensed Territory.

3.	What EWSI will do:
a.
EWSI will send copies of the EWSI Brand and related documentation to TNKE, and after TNKE pays the license fees, EWSI will authorize TNKE to use the EWSI Brand for the full license period as set forth in this Agreement, and

b.	EWSI will help TNKE implement the use of the EWSI Brand, and
c.	EWSI will represent TNKE as its Master License holder for the Licensed Territory on it’s website and in its sales, marketing, and operational literature, and

d.
As the EWSI Brand components as identified are enhanced or modified, EWSI will send the applicable updates to TNKE at no additional charge for the license period as set forth in this Agreement.  EWSI reserves the right to determine the nature and scope of such updates.

e.
EWSI warrants that it has the right to license the EWSI Brand.  EWSI further warrants that so far as it is aware, the EWSI Brand does not infringe the rights of any third party, but makes no further warranty in that respect.  These warranties are in lieu of any other warranties, express or implied, including but not limited to any implied warranties of merchantability and/or fitness for a particular purpose.

f.
EWSI shall defend or, at its option, settle any claim or proceeding brought against TNKE to the extent that it is based on an assertion that the materials provided hereunder constitute an infringement of any United States patent or copyright, provided that TNKE notifies EWSI promptly and in not more than 30 days in writing of any such claim or proceeding and gives EWSI full and complete authority, information, and assistance to defend such claim or proceeding, and further provided that TNKE gives EWSI sole control of the defense of any such claim or proceeding and all negotiations for its compromise or settlement.

4.	What TNKE will do:
a.	TNKE will take all reasonable steps to promote, operate and expand elements of its business under the EWSI Brand in accordance with the 2013 EWSI Business Plan as amended from time to time.
b.	As part of this Agreement, TNKE will invest and acquire the EWSI License for a total value of $800,000 as specified below.
i.
TNKE hereby irrevocably subscribes to invest $650,000 in newly issued EWSI common shares over a period of 6 months from the date of this agreement, at an average per share price of not less than $0.08.  The timing shall be determined mutually by TNKE and EWSI.  TNKE investment will be in the form of stock or cash at the choice of TNKE.  If the investment is in stock, the stock issued will be in newly issued TNKE shares in the amount of 650,000 convertible preferred shares without voting rights.  An investment agreement will be signed within 30 days of this agreement describing the terms and conditions of this investment.

ii.
TNKE will purchase the EWSI License and pay to EWSI an initial fee of $150,000, for the first license and as prepayment for two additional licenses to be sourced by TNKE under this agreement (“License Fee”).  TNKE shall pay EWSI these License Fees in newly issued TNKE common stock priced at the closing price of Feb 4th, 2013, which is $0.11.

iii.
In addition, TNKE shall pay to EWSI an annual royalty of 2% of sales consummated under the EWSI Brand (“Royalty””).  Payment to be in stock or cash at the choice of TNKE.  If payment of Royalty is in stock, the price per share will be at the average closing price over the ten trading days prior to the date the payment is due.

c.
As an obligation under the EWSI License, TNKE commits to i.) generating at least $5,000,000 in gross revenues over the License Period through its means or that of its subsidiaries and affiliates; and ii.) and to secure not less than two further licenses to operate under the EWSI Brand during the first term of this Agreement.

d.	TNKE agrees that payment shall be made within 30 days from the date of invoice.
e.
TNKE acknowledges that all copyright and other intellectual property rights whatsoever in the EWSI Brand and associated documentation are and shall remain the property of EWSI absolutely and that TNKE's only rights in relation to the EWSI Brand are a non-transferable nonexclusive license to use the EWSI Brand subject to and in accordance with the terms of this Agreement.

f.
TNKE shall take all reasonable measures to ensure that the EWSI Brand and associated documentation and any copies of the EWSI Brand or documentation do not leave its possession or control whether by loan, theft or otherwise. TNKE's obligations under this paragraph shall survive any termination or expiration of this Agreement.

g.	TNKE acknowledges that EWSI Brand is licensed only for use in China. Use in any other country, requires a separate Addendum to this Agreement.
h.	TNKE will designate individuals who will be responsible for use of the EWSI Brand and shall maintain active contact details for EWSI’s communication purposes with such individuals
i.	TNKE will explain the terms of this Agreement to those affected by it.
j.	TNKE certifies that it will abide by EWSI’s Code of Business Conduct and Ethics Policy; its Insider Trading Policy; and any other such policies as may be adopted by EWSI’s board of directors

5.	General license terms:
a.
Limitations of Liability:  TNKE AGREES THAT THE LIABILITY OF EWSI TO TNKE BASED ON THIS AGREEMENT, EXCLUDING LIABILITY FOR COPYRIGHT, PATENT, OR TRADE SECRET VIOLATIONS UNDER THIS AGREEMENT, WILL NOT EXCEED TNKE'S CURRENT-YEAR LICENSE FEES PAID.  IN NO EVENT SHALL EWSI BE LIABLE FOR SPECIAL OR CONSEQUENTIAL DAMAGES ARISING FROM OR IN CONNECTION WITH THE PERFORMANCE BY EWSI HEREUNDER.  NO OBLIGATION OR LIABILITY, EXCEPT IN THE EVENT OF NEGLIGENCE OR INTENTIONAL WRONGDOING BY EWSI, SHALL ARISE FROM ANY RENDERING OF TECHNICAL OR OTHER ADVICE OR SERVICE BY EWSI IN CONNECTION WITH THIS AGREEMENT.

b.
This Agreement is governed by the laws of the United States and of Nevada.  If any part of the Agreement is held to be unconscionable or otherwise invalid, that part will be omitted, but the balance will remain in full force and effect.

c.
Any EWSI Brand licensed under this Agreement may be renewed for additional periods if EWSI and TNKE mutually agree in writing. License fees for any additional periods may differ.  EWSI will issue license renewal invoices approximately 60 days in advance of the current license termination date.  Payment of the renewal invoice constitutes renewal of this agreement.  Non-payment of the renewal invoice constitutes cancellation of this agreement.

d.	So long as all fees due and payable to EWSI have been made as agreed, TNKE may cancel this Agreement at any time for any reason.

e.	EWSI may cancel this Agreement and take other action if it believes TNKE has not complied with this Agreement.
f.
This Agreement, its supplements, and invoices arising under it for EWSI Brand constitute the complete and exclusive statement between the parties, and supersedes all prior communications relating to the subject matter of this Agreement.

6.	Termination in Good Terms
In case of cancellation of this agreement for whatever reason, TNKE will remove the EWSI Brand from TNKE’s website and all marketing materials, communicate in writing that the EWSI Brand has been removed and return all materials including all EWSI Brand user documentation to EWSI. In case of cancellation of this agreement for whatever reason including but not limited to completion of its terms or conditions or by breach, EWSI and TNKE agree that neither party will pursue charges against the other party.  The only responsibility from TNKE shall be in the form of the License Fee.  Both parties agree to forgo any past, present or future claims for consequential damages and will not bring suit against either party in any court of any jurisdiction.  Furthermore, both parties agree to restrain from any defamatory remarks or make any disparaging remarks against the other for any reason.

7.	No Agency
Nothing in this agreement shall give either party any right to act on behalf or otherwise bind the other in any matter not specifically contained in this agreement or in any amendment made in writing.

8.	Binding Agreement
This Agreement is binding upon the parties.

9.	Public Announcement
EWSI and TNKE are both publicly traded companies and other than as it relates to any filings required with government agencies in jurisdictions with appropriate authority, they agree to cooperate in the preparation and review of any and all such announcements, including press releases, before they are released.

This Agreement can be modified only in writing signed by both parties.

IN WITNESS WHEREOF, the parties hereby acknowledge and accept the terms and conditions of this Master License Agreement.

Signed for and on behalf of E-Waste Systems, Inc.

/s/         Martin Nielson
Name:   Martin Nielson, Chief Executive Officer
Date:    5 February 2013

Signed for and on behalf of Tanke, Inc.

/s/        Xiaoying Zhang
Name:  Xiaoying Zhang, Chief Executive Officer
Date:    6 February 2013